UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2010

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

390 Park Avenue, New York, New York	10022-4608
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 212-836-2732

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On August 3, 2010, Alcoa Inc. (“Alcoa”) issued and sold $1,000,000,000 aggregate principal amount of 6.150% Notes due 2020 (the “2020 Notes”) under the Indenture dated as of September 30, 1993 between Alcoa and The Bank of New York Mellon Trust Company, N.A., as successor in interest to J. P. Morgan Trust Company, N.A. (formerly known as Chase Manhattan Trust Company, National Association, as successor to PNC Bank, National Association), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of January 25, 2007 between Alcoa and the Trustee, the Second Supplemental Indenture dated as of July 15, 2008 between Alcoa and the Trustee, and the Third Supplemental Indenture dated as of March 24, 2009 between Alcoa and the Trustee. The 2020 Notes were sold pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-149623) filed by Alcoa and Alcoa Trust I on March 10, 2008 and the related Prospectus dated March 10, 2008, as supplemented by the Prospectus Supplement dated July 26, 2010 relating to the 2020 Notes. The form of the 2020 Notes is attached hereto as Exhibit 4 and is incorporated herein by reference. A copy of the opinion of Alcoa’s counsel relating to the validity of the 2020 Notes is attached hereto as Exhibit 5 and is incorporated herein by reference.

On August 3, 2010, Alcoa issued a press release announcing the expiration and final results of its tender offer to purchase for cash any and all of its 6.50% Notes due 2011. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following are filed as exhibits to this report:

4	Form of 6.150% Notes due 2020.

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

23	Consent of Thomas F. Seligson, Esq. (included in Exhibit 5).

99	Alcoa Inc. press release dated August 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/S/ NICHOLAS J. DEROMA
Name:	Nicholas J. DeRoma
Title:	Executive Vice President, Chief Legal and Compliance Officer

Date: August 3, 2010

EXHIBIT INDEX

Exhibit No.	Description
4	Form of 6.150% Notes due 2020.

5	Opinion of Thomas F. Seligson, Esq., Counsel of Alcoa Inc.

23	Consent of Thomas F. Seligson, Esq. (included in Exhibit 5).

99	Alcoa Inc. press release dated August 3, 2010.

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